As filed with the Securities and Exchange Commission on January 20, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUALCOMM INCORPORATED
   (Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction	(I.R.S. employer identification no.)
of incorporation or organization)
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121
          (Address of principal executive offices)
Options to purchase common stock granted under the
Berkana Wireless Inc. 2001 Stock Incentive Plan, 2002 Stock Plan and 2002
          Executive Stock Plan assumed by QUALCOMM Incorporated
(Full title of the plans)
PAUL E. JACOBS
CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121
          (Name and address of agent for service)
This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed maximum
Title of			maximum	aggregate offering
Securities to be	Amount to be		offering price	price[3]	Amount of
registered[1]	registered[2]		per share[3]		registration fee
2001 Stock Incentive Plan
Common Stock Par Value $.0001	1,637	[4]	$6.05	$9,903.85	$1.06
2002 Stock Plan
Common Stock Par Value $.0001	454,161	[5]	$43.10	$19,574,339.10	$2,094.45
2002 Executive Stock Plan
Common Stock Par Value $.0001	27,325	[6]	$27.63	$754,989.75	$80.78
Total	483,123			$20,339,232.70	$2,176.29

[1]	The securities to be registered include options to acquire Common Stock.

[2]	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

[3]	Calculated solely for the purposes of this offering under Rule 457(h) on the basis of the weighted average exercise price of the outstanding assumed options.

[4]	Represents shares subject to issuance upon the exercise of outstanding stock options under the 2001 Stock Incentive Plan of Berkana Wireless Inc. and assumed by QUALCOMM Incorporated on December 30, 2005, pursuant to the Agreement and Plan of Merger by and among QUALCOMM Incorporated, BWI Acquisition Corporation and Berkana Wireless Inc., dated December 30, 2005.

[5]	Represents shares subject to issuance upon the exercise of outstanding stock options under the 2002 Stock Plan of Berkana Wireless Inc. and assumed by QUALCOMM Incorporated on December 30, 2005, pursuant to the Agreement and Plan of Merger by and among QUALCOMM Incorporated, BWI Acquisition Corporation and Berkana Wireless Inc., dated December 30, 2005.

[6]	Represents shares subject to issuance upon the exercise of outstanding stock options under the 2002 Executive Stock Plan of Berkana Wireless Inc. and assumed by QUALCOMM Incorporated on December 30, 2005, pursuant to the Agreement and Plan of Merger by and among QUALCOMM Incorporated, BWI Acquisition Corporation and Berkana Wireless Inc., dated December 30, 2005.

PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption From Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURE
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5
EXHIBIT 23.2
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5
EXHIBIT 99.6

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     QUALCOMM Incorporated (the “Company”) hereby incorporates by reference in this registration statement the following documents:
     (a) The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended September 25, 2005 as filed with the Securities and Exchange Commission on November 2, 2005.
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
     (c) The description of the Company’s Common Stock contained in the Company’s registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
     The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel
     Inapplicable.

Item 6. Indemnification of Directors and Officers
     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Bylaws require the Company to indemnify its directors and executive officers and may indemnify its other officers to the full extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by officers and directors, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision of any Certificate of Incorporation, Bylaw, agreement, vote of stockholders, disinterested directors or otherwise.
     In addition, the Company’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
     The Company currently has a policy providing directors and officers liability insurance with insured directors and officers of the Company in certain circumstances. The policy also insures the Company against losses as to which its directors and officers are entitles to indemnification.
Item 7. Exemption From Registration Claimed
     Inapplicable.
Item 8. Exhibits
     See Exhibit Index.

Item 9. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 18, 2006.

QUALCOMM Incorporated
By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of QUALCOMM Incorporated whose signatures appear below, hereby constitute and appoint PAUL E. JACOBS and WILLIAM E. KEITEL, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul E. Jacobs	Chief Executive Officer	January 18, 2006
Paul E. Jacobs	(Principal Executive Officer)

/s/ William E. Keitel	Executive Vice President and	January 19, 2006
William E. Keitel	Chief Financial Officer
(Principal Financial and
Accounting Officer)

/s/ Irwin Mark Jacobs	Chairman of the Board	January 13, 2006
Irwin Mark Jacobs

/s/ Richard C. Atkinson	Director	January 17, 2006
Richard C. Atkinson

/s/ Adelia A. Coffman	Director	January 17, 2006
Adelia A. Coffman

/s/ Donald G. Cruickshank	Director	January 16, 2006
Donald G. Cruickshank

/s/ Raymond V. Dittamore	Director	January 16, 2006
Raymond V. Dittamore

Signature	Title	Date

/s/ Diana Lady Dougan	Director	January 13, 2006
Diana Lady Dougan

/s/ Robert E. Kahn	Director	January 16, 2006
Robert E. Kahn

/s/ Duane A. Nelles	Director	January 13, 2006
Duane A. Nelles

/s/ Peter M. Sacerdote	Director	January 13, 2006
Peter M. Sacerdote

/s/ Brent Scowcroft	Director	January 13, 2006
Brent Scowcroft

/s/ Marc I. Stern	Director	January 17, 2006
Marc I. Stern

/s/ Richard Sulpizio	Director	January 13, 2006
Richard Sulpizio

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 99.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2005.

4.2	Certificate of Amendment of Certificate of Designation is incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005.

4.3	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 99.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2005.

5	Opinion re legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included in signature pages to this registration statement)

99.1	2001 Stock Incentive Plan of Berkana Wireless Inc.

99.2	Form of Stock Option Agreement under the 2001 Stock Incentive Plan of Berkana Wireless Inc.

99.3	2002 Stock Plan of Berkana Wireless Inc.

99.4	Form of Stock Option Agreement under the 2002 Stock Plan of Berkana Wireless Inc.

99.5	2002 Executive Stock Plan of Berkana Wireless Inc.

99.6	Form of Stock Option Agreement under the 2002 Stock Plan of Berkana Wireless Inc.